UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   December 17, 2013

TUCOWS INC.
(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

96 Mowat Avenue, Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 17, 2013, Tucows Inc. (the “Company”) notified the NYSE MKT of its intention to delist its common stock from the NYSE MKT and to list on the NASDAQ Stock Market LLC (“NASDAQ”). The Company expects its securities to cease trading on the NYSE MKT effective at the close of business on December 27, 2013 and to commence trading on NASDAQ on December 30, 2013 when the market opens. The common stock will trade under the current trading symbol “TCX”.

On December 17, 2013, the Company issued a press release announcing the intended voluntary withdrawal from the NYSE MKT and application for listing on NASDAQ, a copy of which is attached hereto as Exhibit 99.1.

Item 8.01. Other Information.

As previously reported, at a special meeting of shareholders on December 4, 2013, the Company’s shareholders approved an amendment to the Company’s Fourth Amended and Restated Articles of Incorporation to implement a reverse stock split, within a range from 1-for-3 to 1-for-6 at any time prior to January 31, 2014, with the exact ratio of the reverse stock split to be determined by the Board of Directors of the Company at its sole discretion. Subsequently, the Company’s Board of Directors approved the implementation of a reverse stock split at a ratio of 1-for-4 shares (the “Reverse Stock Split”). The Company intends to file an amendment to the Company’s Fourth Amended and Restated Articles of Incorporation to effect the Reverse Stock Split on December 30, 2013 so that it is deemed effective on December 30, 2013 (the “Effective Date”), the date the Articles of Amendment is to be accepted for filing by the Department of State of the Commonwealth of Pennsylvania. As of the Effective Date, every four (4) shares of the Company’s issued and outstanding common stock will be combined into one share of common stock. The Company anticipates that following the Reverse Stock Split, the split-adjusted shares of Common Stock will begin trading on NASDAQ upon the open of trading of the first business day following the Effective Date, expected to be on December 31, 2013. The Company’s shares will continue to trade under the symbol TCX.

Forward-Looking Statements.

Certain statements in this document may be considered to be “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995, such as statements that include the words “expect,” “intend,” and similar expressions or variations on such expressions. In particular, this document includes forward-looking statements relating, but not limited to, expectations regarding the timing of proposed delisting from the NYSE MKT, listing on NASDAQ and the implementation of a reverse stock split. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) relevant regulatory approvals and processing, (2) our inability to file the Articles of Amendment on the expected date; (3) our success in managing the risks involved in the foregoing; and (4) other factors described in the Company’s filings with the Securities and Exchange Commission. We encourage readers of this report to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. We do not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Exhibit
99.1	Press Release of Tucows Inc., dated December 17, 2013, announcing the intended voluntary withdrawal from the NYSE MKT and application for listing on NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

By:	/s/ Michael Cooperman
Michael Cooperman
Chief Financial Officer

Dated: December 17, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release of Tucows Inc., dated December 17, 2013, announcing the intended voluntary withdrawal from the NYSE MKT and application for listing on NASDAQ.